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                            [SUTHERLAND ASBILL & BRENNAN LLP]


                                     April 22, 2005

Farm Bureau Life Insurance Company
5400 University Avenue
West Des Moines, Iowa 50266

   Re:   Farm Bureau Life Annuity Account
         (File No. 333-67538)
         --------------------

Gentlemen:

     We hereby consent to the reference to our name under the caption "Legal Matters" in the Statement of Additional Information filed as part of Post-Effective Amendment No. 15 to the Registration Statement on Form N-4 for Farm Bureau Life Annuity Account (File No. 333-67538). In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act of 1933.

                                   Sincerely,

                                   SUTHERLAND ASBILL & BRENNAN LLP



                                   By:  /s/ Stephen E. Roth
                                        -------------------
                                            Stephen E. Roth